Exhibit 99.1

NRG Yield, Inc. Reports Third Quarter 2017 Financial Results,
Completes Drop Down Acquisition from NRG,
Increases 2017 and Initiates 2018 Financial Guidance,
and Increases Fourth Quarter Dividend by 2.9%

•	Closed November Drop Down acquisition: a 38 MW portfolio of solar assets from NRG Energy

•	Increasing 2017 guidance following the close of the November Drop Down acquisition

•	Initiating 2018 guidance incorporating the full year contribution of growth capital deployed year-to-date

•	Pursuant to the Right of First Offer (ROFO) Agreement with NRG Energy, formed a new distributed solar partnership focused primarily on community solar projects

•	Received offer from NRG Energy to acquire the 154 MW Buckthorn Solar ROFO Asset

•	Increasing quarterly dividend by 2.9%, achieving 15% year-over-year dividend per share growth

PRINCETON, NJ — November 2, 2017 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today reported third quarter 2017 financial results including Net Income of $41 million, Adjusted EBITDA of $265 million, Cash from Operating Activities of $203 million, and Cash Available for Distribution (CAFD) of $134 million.

"NRG Yield continues to execute on its business while collaborating with NRG Energy on its Transformation Plan. During the third quarter, the Company's diversified portfolio performed exceptionally well with high availability at the conventional segment during the critical summer period and at the renewables segment where solid wind conditions at Alta more than offset poor wind resource across the balance of the portfolio", said Christopher Sotos, NRG Yield's President and Chief Executive Officer. "NRG Yield also continued to deliver on its growth objectives with now $295 million of capital deployed over the last 12 months. This included several new opportunities including the recently closed November Drop Down, a new distributed solar partnership with NRG enabling up to $50 million of investment, and an expansion of the existing distributed solar partnerships by $10 million. We now look to the next potential drop down with NRG's offer of the 154 MW Buckthorn Solar project."

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income1

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/17	9/30/16	9/30/17	9/30/16
Conventional	36	39	87	108
Renewables	28	37	69	76
Thermal	10	10	22	24
Corporate	(33)	(36)	(93)	(92)
Net Income	41	50	85	116

1 In accordance with GAAP, 2016 results have been recast to include the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period

Table 2: Adjusted EBITDA2

($ millions)	Three Months Ended		Nine Months Ended
Segment	9/30/17	9/30/16	9/30/17	9/30/16
Conventional	82	77	221	225
Renewables	169	162	466	447
Thermal	18	17	46	45
Corporate	(4)	(4)	(14)	(10)
Adjusted EBITDA	265	252	719	707

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Nine Months Ended
($ millions)	9/30/17	9/30/16	9/30/17	9/30/16
Cash from Operating Activities	203	225	374	443
Cash Available for Distribution (CAFD)	134	139	208	249

For the third quarter of 2017, NRG Yield reported Net Income of $41 million, Adjusted EBITDA of $265 million, Cash from Operating Activities of $203 million, and CAFD of $134 million. Third quarter Adjusted EBITDA results in the Conventional segment were higher in 2017 due to more starts and higher availability than in 2016. Adjusted EBITDA results in the Renewables segment were higher due to the acquisition of the Utah Solar Portfolio, partially offset by lower renewable energy production in 2017 versus third quarter 2016. Including the impacts to Adjusted EBITDA, CAFD results were lower than 2016 primarily due to additional debt service from both non-recourse project and corporate level financings raised in 2016 and additional maintenance capital expenditures at the Walnut Creek facility. This decrease was partially offset by higher distributions received from the distributed generation partnerships.

Operational Performance

Table 4: Selected Operating Results

(MWh and MWht in thousands)	Three Months Ended		Nine Months Ended
	9/30/17	9/30/16	9/30/17	9/30/16
Equivalent Availability Factor (Conventional)	99.3%	97.3%	92.4%	94.1%
Renewables Generation Sold (MWh)	1,544	1,744	5,295	5,563
Thermal Generation Sold (MWht)[3]	472	508	1,477	1,558

During the first half of 2017, Walnut Creek experienced forced outages due to mechanical failures of turbine parts that caused downstream damage to several of the plant's units, primarily Unit 1. The repairs necessary to return Unit 1 to service were completed in the second quarter of 2017; and since then, the plant has performed reliably. The estimated financial impact from the Unit 1 outage was approximately $8 million before the recovery of insurance proceeds, a significant portion of which the Company believes will be recoverable by year-end 2017.

In the third quarter of 2017, the Company, through the Walnut Creek project, executed an amendment to the contractual service agreement with the original equipment manufacturer to improve long-term reliability. The amendment provides for the original equipment manufacturer to perform all required, currently available and future turbine reliability upgrades in exchange for an investment of approximately $15 million that will be paid over the next five years.

2 In accordance with GAAP, 2016 results have been recast to include the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period
3 Also includes Thermal MWh sold

Liquidity and Capital Resources

Table 5: Liquidity4

($ millions)	9/30/17	6/30/17	12/31/16
Cash and Cash Equivalents	179	181	322
Restricted Cash	140	114	165
Total Cash	319	295	487
Revolver Availability	427	427	435
Total Liquidity	746	722	922

Total liquidity as of September 30, 2017 was $746 million, a decrease of $176 million from December 31, 2016. This reflects a decrease in total cash of $168 million5 which was primarily used for the drop down acquisitions completed in March and August 2017 and dividend payments made year-to-date.

Potential future sources of liquidity include the $150 million at-the-market (ATM) program, of which $115 million remains available at the end of September 2017, excess operating cash flow in the business, and availability under the corporate revolver. During the third quarter of 2017, the Company issued 987,727 shares of Class C common stock under the ATM program, raising proceeds of approximately $18 million.

Growth Investments

Closed the November 2017 Drop Down Transaction with NRG Energy

On November 1, 2017, the Company acquired a 38 MW solar portfolio from NRG primarily comprised of assets from NRG's Solar Power Partners (SPP) funds and other projects developed by NRG for cash consideration of $71 million, excluding working capital adjustments, plus assumed non-recourse project debt of approximately $26 million. The purchase price for the November 2017 Drop Down was funded with cash on hand and is expected to increase CAFD on an average annual basis by approximately $8.8 million6 beginning in 2018 with a weighted average contract life by CAFD of approximately 16 years as of September 30, 2017.

Investment Partnerships with NRG Energy

During the third quarter of 2017, NRG Yield invested approximately $11 million in the existing business-renewable focused distributed solar partnerships, and separately, through the ROFO Agreement, expanded the company's investment commitment from $210 million to $220 million. As of September 30, 2017, NRG Yield has invested $181 million7 (of the existing $220 million commitment) in the investment partnerships (including $48 million since the third quarter of 2016). As of September 30, 2017, through these existing partnership agreements, NRG Yield co-owns approximately 179 MW8 of distributed solar capacity with a weighted average contract life by CAFD of approximately 20 years as of September 30, 2017.

Pursuant to the ROFO Agreement, on September, 26, 2017, the Company formed a new investment partnership in which NRG Yield would invest up to $50 million in a portfolio of distributed solar assets, primarily comprised of community solar projects developed by NRG. NRG Yield invested $4 million during September 2017 and co-owns approximately 33 MW9 of distributed solar capacity via this partnership with a weighted average contract life by CAFD of approximately 20 years as of September 30, 2017.

4 In accordance with GAAP, 2016 results have been recast to include the March 2017 Drop Down Assets as if the combinations had been in effect from the beginning of the financial statement period
5 See Appendix A-6 Sources and Uses of Cash and Cash Equivalents for Nine Months Ended September 30, 2017
6 CAFD average over the 5-year period from 2018-2022
7 Excludes $26 million for 14 MW of residential solar leases acquired outside of partnerships, not adjusted for dividends received
8 Based on cash to be distributed; excludes 14 MW of residential solar leases acquired outside of partnership
9 Based on cash to be distributed

Drop Down Offer from NRG Energy

Pursuant to the ROFO Agreement, NRG Yield received an offer from NRG to acquire Buckthorn Solar, a 154 MW solar facility located near Fort Stockton, Texas with a 25-year PPA with the City of Georgetown. The acquisition is subject to negotiation and approval by NRG Yield's Independent Directors.

Quarterly Dividend Update

On October 31, 2017, NRG Yield’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.288 per share (approximately $1.15 per share annualized) payable on December 15, 2017, to stockholders of record as of December 1, 2017. This equates to a 2.9% increase over the prior quarter, and a 15% year-over-year increase.

Seasonality

NRG Yield’s quarterly operating results are impacted by seasonal factors, as well as variability in renewable energy resources. The majority of NRG Yield’s revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•	Higher summer capacity prices from conventional assets;

•	Higher solar insolation during the summer months;

•	Higher wind resources during the spring months;

•	Debt service payments which are made either quarterly or semi-annually; and

•	Timing of maintenance capital expenditures and the impact of both unforced and forced outages.

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distribution on a quarterly basis.

Increasing 2017 and Initiating 2018 Financial Guidance

As a result of the November Drop Down acquisition10, NRG Yield is updating its full-year 2017 financial guidance for Adjusted EBITDA. However, given the time of year, the November Drop Down will contribute an immaterial amount of CAFD in 2017. The Company is also factoring in, for both Adjusted EBITDA and CAFD guidance, improved portfolio performance during the third quarter. The Company continues to expect the likely cash recovery of a substantial portion of the Walnut Creek Unit 1 outage costs from insurance proceeds through the end of 2017.

NRG Yield is also initiating 2018 full year financial guidance. This financial guidance factors in the impact from growth capital deployed in 2017, but does not include growth investments under evaluation or not yet completed. Additionally, guidance includes the portion of the investment being made at Walnut Creek during 2018. Financial guidance continues to be based on median renewable energy production estimates.

($ millions)	Prior 2017 Full Year Guidance	Updated 2017 Full Year Guidance	2018 Full Year Guidance
Net Income	140	100	125
Adjusted EBITDA	920	935	950
Cash from Operating Activities	557	568	599
Cash Available for Distribution (CAFD)	255	260	280

NRG Yield is targeting dividend per share growth of 15% annually on each of its Class A and Class C common stock through 2018.

10 In accordance with GAAP, except for CAFD, all financial results include the full year impact of the drop down as if the combination has been in effect since the inception of common control. CAFD impact represents November through December estimates only.

Earnings Conference Call

On November 2, 2017, NRG Yield will host a conference call at 9:15 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts.”

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively. Visit www.nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Net Income, Adjusted EBITDA, Cash from Operating Activities, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms.

Although NRG Yield, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, potential risks to the Company as a result of NRG Energy, Inc.'s transformation plan, cyber terrorism and inadequate cyber security, the ability to engage in successful mergers and acquisitions activity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to maintain or create successful partnering relationships with NRG Energy and other third parties, our ability to close Drop Down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and Cash Available for Distribution are estimates as of today’s date, November 2, 2017, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

# # #

Contacts:

Media:             Investors:

Sheri Woodruff        Kevin L. Cole, CFA
609.524.4608        609.524.4526

Marijke Shugrue        Lindsey Puchyr
609.524.5262        609.524.4527

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except per share amounts)	2017	2016	2017	2016
Operating Revenues
Total operating revenues	$265	$272	$767	$789
Operating Costs and Expenses
Cost of operations	78	76	239	238
Depreciation and amortization	88	75	241	224
General and administrative	4	4	14	10
Acquisition-related transaction and integration costs	—	—	2	—
Total operating costs and expenses	170	155	496	472
Operating Income	95	117	271	317
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	28	16	63	34
Other income, net	1	1	3	3
Interest expense	(75)	(71)	(237)	(213)
Total other expense, net	(46)	(54)	(171)	(176)
Income Before Income Taxes	49	63	100	141
Income tax expense	8	13	15	25
Net Income	41	50	85	116
Less: Pre-acquisition net income of Drop Down Assets	1	11	18	20
Net Income Excluding Pre-acquisition Net Income of Drop Down Assets	40	39	67	96
Less: Net Income attributable to noncontrolling interests	11	6	13	26
Net Income Attributable to NRG Yield, Inc.	$29	$33	$54	$70
Earnings Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic	35	35	35	35
Weighted average number of Class A common shares outstanding - diluted	49	49	35	49
Weighted average number of Class C common shares outstanding - basic	64	63	63	63
Weighted average number of Class C common shares outstanding - diluted	75	73	63	63
Earnings per Weighted Average Class A and Class C Common Share - Basic	$0.30	$0.34	$0.56	$0.72
Earnings per Weighted Average Class A Common Share - Diluted	0.27	0.30	0.56	0.68
Earnings per Weighted Average Class C Common Share - Diluted	0.29	0.32	0.56	0.72
Dividends Per Class A Common Share	0.28	0.24	0.81	0.70
Dividends Per Class C Common Share	$0.28	$0.24	$0.81	$0.70

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2017	2016	2017	2016
Net Income	$41	$50	$85	$116
Other Comprehensive Gain (Loss), net of tax
Unrealized gain (loss) on derivatives, net of income tax benefit of $0, $1, $0 and $13	7	21	7	(36)
Other comprehensive gain (loss)	7	21	7	(36)
Comprehensive Income	48	71	92	80
Less: Pre-acquisition net income of Drop Down Assets	1	11	18	20
Less: Comprehensive income attributable to noncontrolling interests	17	28	19	11
Comprehensive Income Attributable to NRG Yield, Inc.	$30	$32	$55	$49

NRG YIELD, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$179	$322
Restricted cash	140	165
Accounts receivable — trade	126	92
Inventory	38	39
Derivative instruments	—	2
Notes receivable	15	16
Prepayments and other current assets	22	20
Total current assets	520	656
Property, plant and equipment, net	5,247	5,460
Other Assets
Equity investments in affiliates	1,183	1,152
Intangible assets, net	1,234	1,286
Derivative instruments	—	1
Deferred income taxes	202	216
Other non-current assets	56	65
Total other assets	2,675	2,720
Total Assets	$8,442	$8,836
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$300	$291
Accounts payable — trade	27	23
Accounts payable — affiliate	45	40
Derivative instruments	23	32
Accrued expenses and other current liabilities	95	86
Total current liabilities	490	472
Other Liabilities
Long-term debt	5,520	5,696
Accounts payable — affiliate	3	9
Derivative instruments	43	44
Other non-current liabilities	87	76
Total non-current liabilities	5,653	5,825
Total Liabilities	6,143	6,297
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 184,780,837 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 64,717,087, Class D 42,738,750) at September 30, 2017 and 182,848,000 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 62,784,250, Class D 42,738,750) at December 31, 2016	1	1
Additional paid-in capital	1,864	1,879
Retained Earnings (Accumulated deficit)	24	(2)
Accumulated other comprehensive loss	(27)	(28)
Noncontrolling interest	437	689
Total Stockholders' Equity	2,299	2,539
Total Liabilities and Stockholders' Equity	$8,442	$8,836

NRG YIELD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2017	2016
	(In millions)
Cash Flows from Operating Activities
Net income	$85	$116
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(63)	(34)
Distributions from unconsolidated affiliates	52	43
Depreciation and amortization	241	224
Amortization of financing costs and debt discounts	18	15
Amortization of intangibles and out-of-market contracts	52	57
Changes in deferred income taxes	15	25
Changes in derivative instruments	(2)	(5)
Loss on disposal of asset components	8	5
Changes in prepaid and accrued liabilities for tolling agreements	5	2
Changes in other working capital	(37)	(5)
Net Cash Provided by Operating Activities	374	443
Cash Flows from Investing Activities
Payments for the Drop Down Assets	(176)	(77)
Capital expenditures	(23)	(16)
Cash receipts from notes receivable	11	11
Return of investment from unconsolidated affiliates	32	16
Investments in unconsolidated affiliates	(48)	(69)
Net Cash Used in Investing Activities	(204)	(135)
Cash Flows from Financing Activities
Net contributions from noncontrolling interests	13	7
Net distributions and return of capital to NRG prior to the acquisition of Drop Down Assets	(49)	(126)
Proceeds from the issuance of common stock	34	—
Payments of dividends and distributions	(149)	(127)
Payments of debt issuance costs	(4)	(6)
Proceeds from the revolving credit facility	—	60
Payments for the revolving credit facility	—	(366)
Proceeds from the issuance of long-term debt	41	550
Payments for long-term debt	(224)	(204)
Net Cash Used in Financing Activities	(338)	(212)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(168)	96
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	487	242
Cash, Cash Equivalents and Restricted Cash at End of Period	$319	$338

Appendix Table A-1: Three Months Ended September 30, 2017, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income/(Loss)	36	28	10	(33)	41
Plus:
Income Tax Expense	—	—	—	8	8
Interest Expense, net	13	39	2	21	75
Depreciation and Amortization	27	56	5	—	88
ARO Expense	—	1	—	—	1
Contract Amortization	1	16	1	—	18
Other non-recurring charges	2	—	—	—	2
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	29	—	—	32
Adjusted EBITDA	82	169	18	(4)	265

Appendix Table A-2: Three Months Ended September 30, 2016, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income/(Loss)	39	37	10	(36)	50
Plus:
Income Tax Expense	—	—	—	13	13
Interest Expense, net	13	36	2	19	70
Depreciation and Amortization	20	50	5	—	75
ARO Expense	1	—	—	—	1
Contract Amortization	1	16	—	—	17
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	23	—	—	26
Adjusted EBITDA	77	162	17	(4)	252

Appendix Table A-3: Nine Months Ended September 30, 2017, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income/(Loss)	87	69	22	(93)	85
Plus:
Income Tax Expense	—	—	—	15	15
Interest Expense, net	39	127	7	62	235
Depreciation and Amortization	77	149	15	—	241
ARO Expense	—	3	—	—	3
Contract Amortization	4	46	2	—	52
Acquisition-related transaction and integration costs	—	—	—	2	2
Other non-recurring charges	4	3	—	—	7
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	10	69	—	—	79
Adjusted EBITDA	221	466	46	(14)	719

Appendix Table A-4: Nine Months Ended September 30, 2016, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Thermal	Corporate	Total
Net Income/(Loss)	108	76	24	(92)	116
Plus:
Income Tax Expense	—	—	—	25	25
Interest Expense, net	36	114	5	57	212
Depreciation and Amortization	60	149	15	—	224
ARO Expense	1	1	—	—	2
Contract Amortization	10	46	1	—	57
Other non-recurring charges	—	3	—	—	3
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	10	58	—	—	68
Adjusted EBITDA	225	447	45	(10)	707

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/17	9/30/16	9/30/17	9/30/16
Adjusted EBITDA	265	252	719	707
Cash interest paid	(79)	(63)	(227)	(198)
Changes in prepaid and accrued liabilities for tolling agreements	69	67	5	2
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(59)	(42)	(142)	(102)
Distributions from unconsolidated affiliates	23	17	49	39
All other changes in working capital	(16)	(6)	(30)	(5)
Cash from Operating Activities	203	225	374	443
All other changes in working capital	16	6	30	5
Return of investment from unconsolidated affiliates	7	(2)	32	16
Net contributions (to)/from non-controlling interest	(2)	(4)	5	(2)
Maintenance Capital expenditures	(10)	(3)	(21)	(12)
Principal amortization of indebtedness	(82)	(81)	(224)	(203)
Cash receipts from notes receivable[11]	2	2	11	11
Cash Available for Distribution (Recast)	134	143	207	258
Adjustment to reflect NYLD's CAFD pre Drop Down acquisition12,[13]	—	(4)	1	(9)
Cash Available for Distribution	134	139	208	249

Appendix Table A-6: Nine Months Ended September 30, 2017, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in the first nine months of 2017:

Nine Months Ended
($ in millions)	9/30/17
Sources:
Net Cash Provided by Operating Activities	374
Proceeds from the issuance of long-term debt	41
Proceeds from the issuance of common stock	34
Return of investment from unconsolidated affiliates	32

Uses:
Payments for long-term debt	(224)
Payments for the Drop Down Assets	(176)
Payment of dividends to shareholders and distributions to NRG	(149)
Investments in unconsolidated affiliates	(48)
Other net cash outflows	(29)
Capital expenditures	(23)

Change in total cash	(168)

11 Reimbursement of network upgrades
12, Adjustment to YTD 2017 to reflect debt service paid by the Utah solar assets prior to ownership by NRG Yield
13 Adjustment to Q3 2016 and YTD 2016 reflect the cash distribution from the CVSR project to NRG Yield while it was an unconsolidated equity investment in 2016

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	Prior 2017 Full Year Guidance	Updated 2017 Full Year Guidance	2018 Full Year Guidance
Net Income	140	100	125
Income Tax Expense	25	20	25
Interest Expense, net	290	310	310
Depreciation, Amortization, and Accretion Expense	381	400	405
Other non-recurring charges	4	25	—
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	80	80	85
Adjusted EBITDA	920	935	950
Cash interest paid	(295)	(298)	(286)
Changes in prepaid and accrued liabilities for tolling agreements	(4)	(4)	—
Changes in prepaid long term maintenance contract[14]	—	(2)	(2)
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(175)	(179)	(188)
Cash distributions from unconsolidated affiliates	111	116	125
Cash from Operating Activities	557	568	599
Net contributions from non-controlling interest	1	1	6
Maintenance capital expenditures[15]	(29)	(26)	(32)
Principal amortization of indebtedness	(291)	(329)	(306)
Cash receipts from notes receivable[16]	16	16	13
Cash Available for Distribution (Recast)	254	230	280
Adjustment to reflect NYLD's CAFD pre drop down acquisition17,[18]	1	30	—
Cash Available for Distribution	255	260	280

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution Drop Downs

($ in millions)	November Drop Down - 5 Year Average from 2018-2022
Net Income	6
Interest Expense, net	2
Depreciation, Amortization, and ARO	4
Adjusted EBITDA	12
Cash interest paid	(2)
Cash from Operating Activities	10
Principal amortization of indebtedness	(1.2)
Estimated Cash Available for Distribution	8.8

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt and equity holders
14 Adjustment to reflect cash payment for the Walnut Creek facility's long term maintenance plan
15 Net of property damage insurance proceeds to replace equipment
16 Reimbursement of network upgrades
17, Prior 2017 Guidance Adjustment to reflect debt service paid by the Utah solar assets prior to ownership by NRG Yield
18 Updated 2017 Guidance Adjustment to reflect debt service paid by the Utah solar assets and debt service paid by the SPP funds prior to ownership by NRG Yield frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash distributions from unconsolidated affiliates, cash receipts from notes receivable, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, and changes in prepaid and accrued capacity payments. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to cash available for distribution is cash from operating activities.

However, cash available for distribution has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non GAAP measure and should not be considered an alternative to cash from operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash from operating activities.